As filed with the Securities and Exchange Commission on August 25, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-8

REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

WCI Communities, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	59-2857021
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

24301 Walden Center Drive
Bonita Springs, Florida 34134
(Address, Including Zip Code, of Registrant’s Principal Executive Office)
2004 Stock Incentive Plan
(Full titles of the Plan)

Vivien N. Hastings, Esq.
WCI Communities, Inc.
24301 Walden Center Drive
Bonita Springs, Florida 34134
(239) 947-2600
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
John B. Tehan, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
(212) 455-2000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to be	Offering Price Per	Aggregate Offering	Registration Fee
Title of Securities to be Registered	Registered (a)	Share (b)	Price (b)	(b)

Common Stock, $0.01 par value per share	10,600,000	$23.95	$253,870,000	$32,165.33

(a)	In addition to the shares set forth in the table, pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares registered includes an indeterminable number of shares of common stock issuable under 2004 Stock Incentive Plan, as this amount may be adjusted as a result of stock splits, stock dividends and antidilution provisions.

(b)	Pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average high and low prices per share of the Common Stock on the New York Stock Exchange on August 24, 2004.

PART I
PART II
Item
SIGNATURES
EXHIBIT INDEX
EX-5.1: OPINION OF JAMES D. CULLEN, ESQ.
EX-23.1: CONSENT OF PRICEWATERHOUSECOOPERS LLP

PART I

     All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

Item

3.	Incorporation of Documents by Reference.

     The following documents filed by WCI Communities, Inc. (the “Company” or “Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act’), are hereby incorporated by reference in this Registration Statement:

(a)	Our Annual Report for the year ended December 31, 2003 as filed on Form 10-K on March 1, 2004 (File No. 001-31255);

(b)	Our Quarterly Report for the period ending March 31, 2004 as filed on Form 10-Q on April 29, 2004 (File No. 001-31255);

(c)	Our Current Report on Form 8-K dated March 16, 2004 (File No. 001-31255);

(d)	Our Current Report on Form 8-K dated February 25, 2004 (File No. 001-31255);

(f)	Our Quarterly Report for the period ending June 30, 2004 as filed on Form 10-Q on August 3, 2004 (File No. 001-31255); and

(g)	The description of our common stock contained in our Registration Statement on Form S-3 as filed on September 12, 2003 (File No. 333-108762), including any amendment or report updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

4.	Description of Securities.

Not required.

5.	Interests of Named Experts and Counsel.

None.

6.	Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the “DGCL”) permits companies to indemnify their officers and directors against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action (except settlements or judgments in derivative suits), suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the company, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders of disinterested directors, or otherwise.

     The Registrant’s certificate of incorporation provides for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL.

     As permitted by sections 102 and 145 of the DGCL, the Registrant’s certificate of incorporation eliminates a director’s personal liability for monetary damages to the Registrant and its stockholders arising from a breach of a director’s fiduciary duty, other than for a breach of a director’s duty of loyalty or for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and except as otherwise provided under the DGCL. The Registrant may purchase and maintain insurance on behalf of any director or officer of the Registrant against any liability asserted against such person, whether or not the company would have the power to indemnify such person against such liability under the provisions of the certificate of incorporation or otherwise. The Registrant has purchased and maintains insurance on behalf of its directors and officers.

     The Registrant has entered into indemnification agreements with certain of its officers and directors. Pursuant to such indemnification agreements, the Registrant has, subject to certain limitations contained therein, indemnified to the fullest extent permitted by law certain of its officers and directors and held such officers and directors free and harmless from any and all losses, claims, damages, liabilities or Expenses (as defined in such indemnification agreements), including without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, witness fees, amounts paid in settlement and other Expenses (including all interest, assessments and other charges paid or payable in connection with or in respect of such losses, claims, damages, liabilities or Expenses) incurred in connection with a Proceeding (as defined in such indemnification agreements), notwithstanding that the basis for such indemnification is not specifically enumerated in the indemnification agreements, the Registrant’s certificate of incorporation, the DGCL, any other statute or otherwise. The right to indemnification includes the right to the advance by the Registrant of Expenses incurred by such officers and directors in any Proceeding as such Expenses are incurred, and in advance of such Proceeding’s final disposition (“Expense Advances”). If the Proceeding arises in connection with an officer’s or directors’ service as an officer or director of the Registrant, then that officer or director, or his or her representative, shall execute and deliver to the Registrant an undertaking, which need not be secured and shall be accepted without reference to the officer’s or director’s financial ability to make repayment, by or on behalf of the officer or director, to repay all Expense Advances if it shall ultimately be determined by a final, unappealable decision rendered by a court having jurisdiction over the parties that the officer or director is not entitled to be indemnified by the Registrant. The indemnification agreements provide that no indemnification shall be provided by the Registrant: (i) if such officer or director has received payment for the subject claim from one or more officers’ and directors’ liability insurance policies maintained by the Registrant; (ii) on account of a violation of Section 16(b) of the Exchange Act; (iii) with respect to remuneration that is determined by a final judgment or other final adjudication to be in violation of the law; or (iv) on account of conduct which is finally adjudged to have been intentional misconduct, a knowing violation of law, a violation of Section 174 of the DGCL or a transaction from which such officer or director derived an improper personal benefit. In addition, indemnification shall not be provided by the Registrant if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

7.	Exemption from Registration Claimed.

Not applicable.

8.	Exhibits.

The following exhibits are filed as part of this Registration Statement.

4.1	Restated Certificate of Incorporation of WCI Communities, Inc. (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-4 filed April 30, 2002 (File No. 333-87250)).

4.2	Second Amended and Restated By-Laws of WCI Communities, Inc. (incorporated by reference to Exhibit 3.48 to Registration Statement on Form S-4 filed April 30, 2002 (File No. 333-87250)).

4.3	Specimen of common stock (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-1/A filed February 13, 2002 (File No. 333-69048)).

4.4	2004 Stock Incentive Plan. (incorporated by reference to Exhbit C to Proxy Statement filed April 20, 2004 (File No. 31225)).

5.1	Opinion of James D. Cullen, Esq. regarding the legality of the newly issued stock being registered.

23.1	Consent of PricewaterhouseCoopers LLP, independent auditors.

23.2	Consent of James D. Cullen, Esq. (included in his opinion filed as Exhibit 5.1 hereto).

24	Power of Attorney (included in Part II of this Registration Statement).

9.	Undertakings.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information set forth in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, WCI Communities, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bonita Springs, State of Florida, on the 25th day of August, 2004.

WCI Communities, Inc.

By:	/s/ James P. Dietz

Name: Title:	James P. Dietz Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

     We the undersigned officers and directors of WCI Communities, Inc., hereby severally constitute and appoint James P. Dietz, Vivien N. Hastings and James D. Cullen and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on August 25th, 2004 by or on behalf of the following person in the capacities indicated with the Registrant.

Signature	Title

/s/ Alfred Hoffman, Jr. Alfred Hoffman, Jr.	Chief Executive Officer and Director

/s/ Don E. Ackerman Don E. Ackerman	Chairman of the Board of Directors and Executive Vice President

/s/ Jerry Starkey Jerry Starkey	President and Director

/s/ James P. Dietz James P. Dietz	Chief Financial Officer

/s/ Scott Perry Scott Perry	Chief Accounting Officer

/s/ Hilliard M. Eure, III Hilliard M. Eure, III	Director

Signature	Title
/s/ F. Philip Handy F. Philip Handy	Director

/s/ Lawrence L. Landry Lawrence L. Landry	Director

/s/ Thomas F. McWilliams Thomas F. McWilliams	Director

/s/ Kathleen M. Shanahan Kathleen M. Shanahan	Director

/s/ Stewart Turley Stewart Turley	Director

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4.1	Restated Certificate of Incorporation of WCI Communities, Inc. (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-4 filed April 30, 2002 (File No. 333-87250)).

4.2	Second Amended and Restated By-Laws of WCI Communities, Inc. (incorporated by reference to Exhibit 3.48 to Registration Statement on Form S-4 filed April 30, 2002 (File No. 333-87250)).

4.3	Specimen of common stock (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-1/A filed February 13, 2002 (File No. 333-69048)).

4.4	2004 Stock Incentive Plan. (incorporated by reference to Exhbit C to Proxy Statement filed April 20, 2004 (File No. 31225)).

5.1	Opinion of James D. Cullen, Esq. regarding the legality of the newly issued stock being registered.

23.1	Consent of PricewaterhouseCoopers LLP, independent auditors.

23.2	Consent of James D. Cullen, Esq. (included in his opinion filed as Exhibit 5.1 hereto).

24	Power of Attorney (included in Part II of this Registration Statement).